UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BMB MUNAI, INC.
(Exact name of registrant as specified in its charter)

Nevada (State of incorporation or organization)	30-0233726 (I.R.S. Employer Identification no.)

202 Dostyk Ave., 4th Floor Almaty, Kazakhstan (Address of principal executive offices)	050051 (Zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which the form relates: N/A

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
Common Stock, $0.001 par value per share	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

        The class of securities to be registered hereby is the common stock, $0.001 par value per share (the “Common Stock”) of BMB Munai, Inc., a Nevada corporation (the “Company”).

        A description of the Common Stock is contained under the caption “Description of Securities” in the Prospectus included in the Registration Statement on Form SB-2 of the Company, Registration Statement File No. 333-129199, filed with the Securities and Exchange Commission on October 24, 2005 and declared effective on June 26, 2006. Such description is incorporated herein by reference.

Item 2. Exhibits.

        Under the instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no securities of the Company other than its Common Stock are being registered on an exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BMB MUNAI, INC.

Date: September 19, 2006	By:	/s/ Adam R. Cook
Adam R. Cook, Secretary